EXHIBIT (8)(j)(1)

AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

(JANUS)

AMENDMENT NO. 1 TO

JANUS ASPEN SERIES

FUND PARTICIPATION AGREEMENT

(Service Shares)

The Participation Agreement dated as of September 15, 2000 between Janus Aspen Series (the “Trust”), and Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) (the “Company”), is hereby amended as follows:

“Schedule A of the Agreement is hereby deleted in its entirely and replaced with the revised Schedule A attached to this Amendment.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

Effective date: May 1, 2004

JANUS ASPEN SERIES		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Bonnie M. Howe	By:	/s/ John K. Carter
Name:	Bonnie M. Howe		John K. Carter, Esq.
Title:	Vice President		Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded By Separate Account

Separate Account VA BNY	Transamerica Financial Life Insurance Company Policy Form No.’s AV343 101 90 396 and AV806 101 158 102 (Transamerica Landmark NY Variable Annuity)

Separate Account VA QNY	Transamerica Financial Life Insurance Company Policy Form No. AV1024-101-179-1003 (Flexible Premium Variable Annuity – E, under marketing name “Undecided at this time”)